UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 4, 2003

Commission file number 1-13163

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308

(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky                40213
(Address of principal executive offices)                 (Zip Code)

Registrant’s telephone number, including area code:       (502) 874-8300

Former name or former address, if changed since last report:   N/A

Item 5. OTHER EVENTS

On June 4, 2003, YUM! Brands, Inc. announced it plans to appeal a U.S. District Court verdict against Taco Bell Corp. in which the jury awarded $30,174,000 to the plaintiffs. The verdict will result in YUM! Brands, Inc. taking a special charge of $0.06 per share in the second quarter ending June 14, 2003.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits

99      Press release dated June 4, 2003
This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, project, anticipate, believe, plan and other similar terminology. These "forward-looking" statements reflect management's current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Factors that can cause actual results to differ materially include changes in global and local business, economic and political conditions in the countries and territories where Yum! Brands operates; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences, spending patterns and demographic trends; the effectiveness of our operating initiatives and advertising and promotional efforts; new-product and concept development by Yum! Brands and other food-industry competitors; the success of our refranchising strategy; the ongoing business viability of our franchise and license operators; our ability to secure alternative distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; the impact that Severe Acute Respiratory Syndrome (SARS) may have on our business and the economy of the countries in which we operate; our actuarially determined casualty loss estimates; changes in legislation and governmental regulation; and changes in accounting policies and practices. Further information about factors that could affect Yum! Brands' financial and other results are included in the company's Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC. (Registrant)

Date: June 6, 2003	/s/ Brent A. Woodford
Vice President and Controller
(Principal Accounting Officer)

YUM! BRANDS TO APPEAL JURY FINDING AGAINST TACO BELL

LOUISVILLE, KY. - June 4, 2003 - Yum! Brands, Inc. (NYSE: YUM) today announced it plans to appeal a U.S. District Court verdict against Taco Bell Corp. in which the jury found for plaintiffs who claimed to have created the Taco Bell "chihuahua" character formerly used in Taco Bell's advertisements.

In Wrench v. Taco Bell Corp., the jury awarded $30,174,000 to plaintiffs Joseph Shields and Thomas Rinks. The case was filed in 1998. It is the Company's expectation that plaintiffs might file for pre-judgement interest, which if awarded, could range between $5-10 million. "Taco Bell continues to strongly believe that the chihuahua character was created by the Chiat Day Advertising Agency, not the plaintiffs, and we intend to appeal the jury's verdict," said Laurie Gannon, Taco Bell spokesperson.

In view of this jury verdict, the Company will take a special charge of $.06 per share (excluding interest) in the second quarter ending June 14, 2003. As disclosed in the Company's first quarter earnings release issued on April 23, 2003, the Company's second quarter and full-year EPS guidance assumed no material impact from special items. If unsuccessful upon appeal, the Company intends to seek reimbursement from its insurance carriers and Taco Bell's former advertising agency.